Exhibit 2.1

Execution Copy

AMENDMENT NO. 1

TO

BUSINESS COMBINATION AGREEMENT

January 28, 2021

Reference is hereby made to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of October 14, 2020, by and among (i) CC Neuberger Principal Holdings I, a Cayman Islands exempted company, which shall domesticate as a Delaware corporation in accordance with the Business Combination Agreement (the “Buyer”), (ii) Sonar Merger Sub I, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer, (iii) Sonar Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer, (iv) Sonar Merger Sub III, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer, (v) Sonar Merger Sub IV, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer, (vi) Sonar Merger Sub V, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer, (vii) Sonar Merger Sub VI, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer, (viii) Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Cayman Blocker”), (ix) Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Delaware Blocker”), (x) Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Cayman Blocker”), (xi) Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Delaware Blocker”), (xii) Elliott Eagle JV LLC, a Delaware limited liability company (“Elliott Eagle Blocker”), (xiii) PDI III E2open Blocker Corp., a Delaware corporation (“PDI Blocker”, and together with Insight Cayman Blocker, Insight Delaware Blocker, Insight GBCF Cayman Blocker, Insight GBCF Delaware Blocker, and Elliott Eagle Blocker, the “Blockers”), (xiv) Sonar Company Merger Sub, LLC a Delaware limited liability company, (xv) E2open Holdings, LLC, a Delaware limited liability company (the “Company”), and (xvi) Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners and the Company Equityholders (the “Equityholder Representative”).

WHEREAS, the Buyer, the Company and the Equityholder Representative desire to amend the Business Combination Agreement in accordance with Section 13.1 thereof (this “Amendment”); and

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendment.

(a)            Section 1.1 of the Business Combination Agreement is hereby amended to add the following defined terms, in alphabetical order:

“Adjusted Aggregate Cash Amount Attributable to Class A Units” means an amount equal to (a) the product of (i) the Aggregate Pro Rata Percentage Attributable to Class A Units, multiplied by (ii) the Adjusted Aggregate Cash Amount, minus (b) the Class A Rollover Units Cash Value, minus (c) $10,000,000.

“Adjusted Aggregate Cash Amount Attributable to Vested Company Options” means an amount equal to (a) the product of (i) the Aggregate Pro Rata Percentage Attributable to Vested Company Options, multiplied by (ii) the Adjusted Aggregate Cash Amount, plus (b) $10,000,000.

“Adjusted Cash Consideration Percentage for Class A Units” means a fraction, expressed as a percentage, equal to (a) (i) $690,000,000, minus (ii) the Unfunded Redemption Amount, minus (iii) the Seller Advisor Fees, divided by (b) (i) the Merger Consideration, minus (ii) the Seller Advisor Fees, minus (iii) the Aggregate Option Exercise Price, minus (iv) the Aggregate Participation Levels Amount.

“Adjusted Cash Consideration Percentage for Vested Company Options” means a fraction, expressed as a percentage, equal to (a) the Adjusted Aggregate Cash Amount Attributable to Vested Company Options, divided by (b) (i) the Adjusted Aggregate Cash Amount Attributable to Vested Company Options, plus (ii) the Adjusted Vested Company Option Estimated Merger Consideration.

“Adjusted Class A Estimated Merger Consideration” means an amount equal to (a) the product of (i) the Aggregate Pro Rata Percentage Attributable to Class A Units, multiplied by (ii) (A) the Estimated Merger Consideration, minus (B) the Base Aggregate Cash Amount, plus (b) $10,000,000.

“Adjusted Equity Consideration Percentage for Vested Company Options” means a fraction, expressed as a percentage, equal to (a) one hundred percent (100%), minus (b) the Adjusted Cash Consideration Percentage for Vested Company Options.

“Adjusted Vested Company Option Estimated Merger Consideration” means an amount equal to (a) the product of (i) the Aggregate Pro Rata Percentage Attributable to Vested Company Options, multiplied by (ii) (A) the Estimated Merger Consideration, minus (B) the Base Aggregate Cash Amount, minus (b) $10,000,000.

“Aggregate Pro Rata Percentage Attributable to Class A Units” means the sum of all Company Class A Unitholders’ Pro Rata Percentages and all Blockers’ Pro Rata Percentages.

“Aggregate Pro Rata Percentage Attributable to Vested Company Options” means the sum of all Company Optionholders’ Pro Rata Percentages Attributable to Vested Company Options.

“Aggregate Option Exercise Price” means the sum of the (a) Aggregate Unvested Option Exercise Price, plus (b) the Aggregate Vested Option Exercise Price.

“Aggregate Unvested Option Exercise Price” means the aggregate amount of exercise price that would be paid to the Company in respect of the exercise in full of all Unvested Company Options immediately prior to the Effective Time in accordance with the terms of the applicable option agreement with the Company pursuant to which such Unvested Company Options were issued.

“Aggregate Vested Option Exercise Price” means the aggregate amount of exercise price that would be paid to the Company in respect of the exercise in full of all Vested Company Options immediately prior to the Effective Time in accordance with the terms of the applicable option agreement with the Company pursuant to which such Vested Company Options were issued.

“Blocker Owner Relative Cash Pro Rata Percentage” means, with respect to each Blocker Owner, such Blocker Owner’s pro rata portion of the aggregate number of Class A Units and Class A-1 Units held by the Blocker owned by such Blocker Owner immediately prior to the Closing divided by (a) the aggregate number of Class A Units and Class A-1 Units outstanding immediately prior to the Closing, minus (b) all Class A Units held by the Rollover Unitholder.

“Blocker Owner Relative Pro Rata Percentage” means, with respect to each Blocker Owner, such Blocker Owner’s pro rata portion of the aggregate number of Class A Units and Class A-1 Units held by the Blocker owned by such Blocker Owner immediately prior to the Closing divided by the aggregate number of Class A Units and Class A-1 Units outstanding immediately prior to the Closing.

“Cancelled Option Value” means, with respect to each Unvested Company Option, an amount equal to (x) the value of the aggregate Class A Common Stock Consideration Attributable to Unvested Company Options, plus (y) the Company Optionholder Cash Consideration for Unvested Company Options (such portion in this clause (y), the “Cancelled Cash Portion”).

“Class A Common Stock Consideration” means the sum of (a) the Class A Common Stock Consideration Attributable to Vested Company Options, plus (b) the Class A Common Stock Consideration Attributable to Unvested Company Options.

“Class A Common Stock Consideration Attributable to Unvested Company Options” means, with respect to each Company Optionholder’s Unvested Company Options, a number of shares of Buyer Class A Common Stock equal to (i) (A) (1) the Estimated Merger Consideration, minus (2) the Base Aggregate Cash Amount, multiplied by (B) such Company Optionholder’s Pro Rata Percentage, minus (C) the aggregate exercise price in respect of all of such Company Optionholder’s Company Rollover Unvested Options divided by (ii) the Reference Price.

“Class A Rollover Units Cash Value” means an amount equal to (a) the Rollover Unitholder’s Company Class A Unitholder Relative Pro Rata Percentage, multiplied by (b) (i) (A) $690,000,000, minus (B) the Unfunded Redemption Amount, minus (C) the Seller Advisor Fees, plus (D) (1) the Aggregate Unvested Option Exercise Price multiplied by (2) the Cash Consideration Percentage, plus (E) (1) the Aggregate Vested Option Exercise Price multiplied by (2) the Adjusted Cash Consideration Percentage for Vested Company Options, plus (F) (1) the Aggregate Participation Levels Amount multiplied by (2) the Cash Consideration Percentage, multiplied by (ii) the Aggregate Pro Rata Percentage Attributable to Class A Units.

“Closing Company Optionholder Vested Company Option Merger Consideration” means, with respect to each Company Optionholder’s Vested Company Options, (a) a number of shares of Buyer Class A Common Stock equal to (i) (A) the Adjusted Vested Company Option Estimated Merger Consideration, multiplied by (B) such Company Optionholder’s Company Optionholder Relative Pro Rata Percentage Attributable to Vested Company Options, minus (C) the aggregate exercise price in respect of all of such Company Optionholder’s Company Rollover Vested Options divided by (ii) the Reference Price (the amount calculated in clause (a), each such Company Optionholder’s “Class A Common Stock Consideration Attributable to Vested Company Options”), (b) such Company Optionholder’s Company Optionholder Restricted Stock Consideration Attributable to Vested Company Options and (c) such Company Optionholder’s Company Optionholder Cash Consideration for Vested Company Options.

“Company Cash-Out Unvested Option” means, with respect to each Company Optionholder, a number of Unvested Company Options held by such Person equal to the Total Unvested Company Options less the Company Rollover Unvested Options, in each case, determined separately with respect to each grant of Unvested Company Options outstanding as of immediately prior to the Effective Time.

“Company Cash-Out Vested Option” means, with respect to each Company Optionholder, a number of Vested Company Options held by such Person equal to the Total Vested Company Options less the Company Rollover Vested Options, in each case, determined separately with respect to each grant of Vested Company Options outstanding as of immediately prior to the Effective Time.

“Company Class A Unitholder Relative Cash Pro Rata Percentage” means, with respect to each Company Class A Unitholder other than the Rollover Unitholder, the aggregate number of Class A Units and Class A-1 Units held by such Company Class A Unitholder immediately prior to the Closing divided by (a) the aggregate number of Class A Units and Class A-1 Units outstanding immediately prior to the Closing, minus (b) all Class A Units held by the Rollover Unitholder.

“Company Class A Unitholder Relative Pro Rata Percentage” means, with respect to each Company Class A Unitholder, the aggregate number of Class A Units and Class A-1 Units held by such Company Class A Unitholder immediately prior to the Closing divided by the aggregate number of Class A Units and Class A-1 Units outstanding immediately prior to the Closing.

“Company Optionholder B-1 Restricted Stock Consideration” means, with respect to each Company Optionholder, the sum of (a) the shares of Buyer Class B-1 Common Stock calculated pursuant to clause (b) of the Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options, plus (b) the shares of Buyer Class B-1 Common Stock calculated pursuant to clause (b) of the Company Optionholder Restricted Stock Consideration Attributable to Vested Company Options.

“Company Optionholder B-2 Restricted Stock Consideration” means, with respect to each Company Optionholder, the sum of (a) the shares of Buyer Class B-2 Common Stock calculated pursuant to clause (a) of the Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options, plus (b) the shares of Buyer Class B-2 Common Stock calculated pursuant to clause (a) of the Company Optionholder Restricted Stock Consideration Attributable to Vested Company Options.

“Company Optionholder Cash Consideration for Unvested Company Options” means, with respect to each Company Optionholder an amount equal to (i) (A) the Adjusted Aggregate Cash Amount multiplied by (B) such Company Optionholder’s Pro Rata Percentage Attributable to Unvested Company Options, minus (ii) the aggregate exercise price that would be paid to the Company in respect of all of such Company Optionholder’s Company Cash-Out Unvested Options had all such Company Cash-Out Unvested Options been exercised in full immediately prior to the Effective Time and assuming concurrent payment in full of the entire exercise price of such Company Optionholder’s Company Cash-Out Unvested Options solely in cash.

“Company Optionholder Cash Consideration for Vested Company Options” means, with respect to each Company Optionholder an amount equal to (i) (A) the Adjusted Aggregate Cash Amount Attributable to Vested Company Options multiplied by (B) such Company Optionholder’s Company Optionholder Relative Pro Rata Percentage Attributable to Vested Company Options, minus (ii) the aggregate exercise price that would be paid to the Company in respect of all of such Company Optionholder’s Company Cash-Out Vested Options had all such Company Cash-Out Vested Options been exercised in full immediately prior to the Effective Time and assuming concurrent payment in full of the entire exercise price of such Company Optionholder’s Company Cash-Out Vested Options solely in cash.

“Company Optionholder Relative Pro Rata Percentage Attributable to Vested Company Options” means, with respect to each Company Optionholder, the aggregate number of Company Units underlying Vested Company Options held by such Company Optionholder immediately prior to the Closing divided by the aggregate number of Company Units underlying all Vested Company Options immediately prior to the Closing.

“Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options” means, with respect to each Company Optionholder, (a) a number of shares of Buyer Class B-2 Common Stock equal to (i) 6,000,000 multiplied by (ii) such Company Optionholder’s Pro Rata Percentage Attributable to Unvested Company Options, and (b) a number of shares of Buyer Class B-1 Common Stock equal to (i) 10,000,000 multiplied by (ii) such Company Optionholder’s Pro Rata Percentage Attributable to Unvested Company Options.

“Company Optionholder Restricted Stock Consideration Attributable to Vested Company Options” means, with respect to each Company Optionholder, (a) a number of shares of Buyer Class B-2 Common Stock equal to (i) 6,000,000 multiplied by (ii) such Company Optionholder’s Pro Rata Percentage Attributable to Vested Company Options, and (b) a number of shares of Buyer Class B-1 Common Stock equal to (i) 10,000,000 multiplied by (ii) such Company Optionholder’s Pro Rata Percentage Attributable to Vested Company Options.

“Company Optionholder Vested Company Option Merger Consideration” means, with respect to each Vested Company Option, (a) the Closing Company Optionholder Vested Company Option Merger Consideration, plus (b) any Buyer Class A Common Stock (together with cash in lieu of any fractional share of Buyer Class A Common Stock as provided in Section 3.4(c)) issued to such Company Optionholder in respect of such Company Optionholder’s Vested Company Options pursuant to Section 3.5(d)(i)(E) minus (c) any shares of Buyer Class A Common Stock forfeited by such Company Optionholder in respect of such Company Optionholder’s Vested Company Options pursuant to Section 3.5(d)(ii)(E).

“Company Optionholder Unvested Company Option Merger Consideration” means, with respect to each Unvested Company Option, (a) the Restricted Share Units and Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options, in each case, delivered pursuant to Section 3.1(c)(iii)(B), plus (b) any Restricted Share Units (together with cash in lieu of any fractional share of Buyer Class A Common Stock as provided in Section 3.4(c)) issued to such Company Optionholder in respect of such Company Optionholder’s Unvested Company Options pursuant to Section 3.5(d)(i)(F) minus (c) any Restricted Share Units forfeited by such Company Optionholder in respect of such Company Optionholder’s Unvested Company Options pursuant to Section 3.5(d)(ii)(F).

“Company Rollover Unvested Options” means, with respect to each Company Optionholder, a number of Unvested Company Options held by such Company Optionholder equal to the product of (x) such Company Optionholder’s Total Unvested Company Options, multiplied by (y) the Equity Consideration Percentage, in each case, determined separately with respect to each grant of Unvested Company Options outstanding as of immediately prior to the Effective Time.

“Company Rollover Vested Options” means, with respect to each Company Optionholder, a number of Vested Company Options held by such Company Optionholder equal to the product of (x) such Company Optionholder’s Total Vested Company Options, multiplied by (y) the Adjusted Equity Consideration Percentage for Vested Company Options, in each case, determined separately with respect to each grant of Vested Company Options outstanding as of immediately prior to the Effective Time.

“Pro Rata Percentage Attributable to Unvested Company Options” means, with respect to each Company Optionholder, the percentage equal to the product of (i) 100%, multiplied by (ii) the quotient of (A) the aggregate number of Company Units subject to Unvested Company Options held by such Company Optionholder, divided by (B) the Fully Diluted Number.

“Pro Rata Percentage Attributable to Vested Company Options” means, with respect to each Company Optionholder, the percentage equal to the product of (i) 100%, multiplied by (ii) the quotient of (A) the aggregate number of Company Units subject to Vested Company Options held by such Company Optionholder, divided by (B) the Fully Diluted Number.

“Restricted Share Units” means, with respect to each Company Optionholder who holds an Unvested Company Option, an award of restricted share units representing the right to receive a number of shares of Buyer Class A Common Stock equal to (a) the Cancelled Option Value, divided by (b) the Reference Price.

“Rollover Unitholder” means Timothy I. Maudlin Revocable Trust.

“Total Individual Company Optionholder Merger Consideration” means, with respect to each Company Optionholder, such Company Optionholder’s (a) Total Individual Company Optionholder Vested Company Option Merger Consideration, plus (b) Total Individual Company Optionholder Unvested Company Option Merger Consideration.

“Total Unvested Company Options” means the aggregate number of Unvested Company Options held by a Company Optionholder as of immediately prior to the Effective Time (assuming all applicable performance-based vesting criteria are met).

“Total Vested Company Options” means the aggregate number of Vested Company Options held by a Company Optionholder as of immediately prior to the Effective Time (assuming all applicable performance-based vesting criteria are met).

(b)            Section 1.1 of the Business Combination Agreement is hereby amended to amend and restate the following defined terms in their entirety:

“Aggregate Company Optionholder Merger Consideration” means the Company Optionholder Vested Company Options Merger Consideration received by all Company Optionholders who hold Vested Company Options, and the number of shares of Buyer Class A Common Stock underlying the Restricted Share Units and Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options delivered in respect of the Unvested Company Options.

“Allocation Schedule” means a schedule dated as of the Closing Date, prepared by the Company and in a format reasonably acceptable to the Buyer, setting forth, for each Company Equityholder and each Blocker Owner: (a) the name and payment instructions for such Company Equityholder or Blocker Owner, (b) (i) the number and type of Company Units held as of the Closing Date by such Company Equityholder and (ii) the number and type of Equity Interests held in each Blocker by each Blocker Owner, (c) the aggregate number of Company Units issuable in respect of the Company Options held by such Company Equityholder (assuming, in each case, all such Company Options were exercised in full by payment of cash), (d) the Pro Rata Percentage for such Company Equityholder or Blocker Owner (including, for each Company Optionholder, such Company Optionholder’s Pro Rata Percentage Attributable to Vested Company Options and such Company Optionholder’s Pro Rata Percentage Attributable to Unvested Company Options) and (e) (i) for each Blocker Owner, the Closing Blocker Merger Consideration for such Blocker Owner, (ii) for each Company Class A Unitholder, the Closing Company Class A Unitholder Merger Consideration for such Company Class A Unitholder, (iii) for each Company Class B Unitholder, the Closing Company Class B Unitholder Merger Consideration for such Company Class B Unitholder, and (iv) for each Company Optionholder, the Closing Company Optionholder Vested Company Option Merger Consideration and the number of Restricted Share Units and shares of Buyer Class B-1 Common Stock and Buyer Class B-2 Common Stock to be delivered in respect of the Unvested Company Options, as applicable.

“Base Aggregate Cash Amount” means (a) $700,000,000, minus (b) the Unfunded Redemption Amount, plus (c) (i) the Aggregate Unvested Option Exercise Price multiplied by (ii) the Cash Consideration Percentage, plus (d) (i) the Aggregate Vested Option Exercise Price multiplied by (ii) the Adjusted Cash Consideration Percentage for Vested Company Options, plus (e) (i) the Aggregate Participation Levels Amount multiplied by (ii) the Cash Consideration Percentage multiplied by (iii) (A) one hundred percent (100%), minus (B) the Class A Rollover Units Relative Pro Rata Percentage, plus (f) the Class A Rollover Units Cash Value.

“Cash Consideration Percentage” means a fraction, expressed as a percentage, equal to (a) (i) $700,000,000, minus (ii) the Unfunded Redemption Amount, minus (iii) the Seller Advisor Fees, divided by (b) (i) the Merger Consideration, minus (ii) the Seller Advisor Fees, minus (iii) the Aggregate Option Exercise Price, minus (iv) the Aggregate Participation Levels Amount.

“Closing Blocker Merger Consideration” means, (x) with respect to each Blocker Owner other than the Insight Blocker Owners, (a) a number of shares of Buyer Class A Common Stock equal to (i) (A) (1) the Adjusted Class A Estimated Merger Consideration multiplied by (2) such Blocker Owner’s Blocker Owner Relative Pro Rata Percentage divided by (B) the Reference Price, minus (ii) the Estimated Closing Blocker Indebtedness of such Blocker Owner’s Blocker divided by the Reference Price, (b) a number of shares of Buyer Class B-2 Common Stock equal to (i) 6,000,000 multiplied by (ii) such Blocker Owner’s Pro Rata Percentage, (c) a number of shares of Buyer Class B-1 Common Stock equal to (i) 10,000,000 multiplied by (ii) such Blocker Owner’s Pro Rata Percentage, and (d) an amount in cash equal to (i) the Adjusted Aggregate Cash Amount Attributable to Class A Units multiplied by (ii) such Blocker Owner’s Blocker Owner Relative Cash Pro Rata Percentage, and (y) with respect to each Insight Blocker Owner, (a) a number of shares of Buyer Class A Common Stock equal to (i) (A) (1) the Adjusted Class A Estimated Merger Consideration multiplied by (2) such Insight Blocker Owner’s Blocker Owner Relative Pro Rata Percentage divided by (B) the Reference Price, minus (ii) the Estimated Closing Blocker Indebtedness of such Insight Blocker Owner’s Blocker divided by the Reference Price, (b) a number of shares of Buyer Class A Common Stock equal to (i) (A) the Insight Deemed Contribution Amount multiplied by (B) such Insight Blocker’s Insight Owner Relative Pro Rata Percentage divided by (ii) the Reference Price, (c) a number of shares of Buyer Class B-2 Common Stock equal to (i) 6,000,000 multiplied by (ii) such Insight Blocker Owner’s Pro Rata Percentage, (d) a number of shares of Buyer Class B-1 Common Stock equal to (i) 10,000,000 multiplied by (ii) such Insight Blocker Owner’s Pro Rata Percentage, and (e) an amount in cash equal to (i) (A) the Adjusted Aggregate Cash Amount Attributable to Class A Units multiplied by (B) such Insight Blocker Owner’s Blocker Owner Relative Cash Pro Rata Percentage, minus (ii) (A) the Insight Deemed Contribution Amount multiplied by (B) such Insight Blocker Owner’s Insight Owner Relative Pro Rata Percentage.

“Closing Company Class A Unitholder Merger Consideration” means, (x) with respect to each Company Class A Unitholder other than the Insight Member and the Rollover Unitholder, (a) a number of Common Units equal to (i) (A) the Adjusted Class A Estimated Merger Consideration, multiplied by (B) such Company Class A Unitholder’s Company Class A Unitholder Relative Pro Rata Percentage divided by (ii) the Reference Price (the amount calculated in clause (a), each such Company Class A Unitholder’s “Class A Common Unit Consideration”), (b) a number of shares of Buyer Class V Voting Stock equal to the number of Common Units determined for such Company Class A Unitholder pursuant to clause (a) of this definition, (c) a number of Series 2 RCUs equal to (i) 6,000,000 multiplied by (ii) such Company Class A Unitholder’s Pro Rata Percentage (the amount calculated in clause (c), each such Company Class A Unitholder’s “Class A Series 2 RCU Consideration”), (d) a number of Series 1 RCUs equal to (i) 10,000,000 multiplied by (ii) such Company Class A Unitholder’s Pro Rata Percentage (the amount calculated in clause (d), each such Company Class A Unitholder’s “Class A Series 1 RCU Consideration”) and (e) an amount in cash equal to (i) the Adjusted Aggregate Cash Amount Attributable to Class A Units multiplied by (ii) such Company Class A Unitholder’s Company Class A Unitholder Relative Cash Pro Rata Percentage; (y) with respect to the Insight Member, (a) a number of Common Units equal to (i) (A) Adjusted Class A Estimated Merger Consideration, multiplied by (B) the Insight Member’s Company Class A Unitholder Relative Pro Rata Percentage divided by (ii) the Reference Price (the amount calculated in clause (a), the Insight Member’s “Class A Common Unit Consideration”), (b) a number of Common Units equal to (i) (A) the Insight Deemed Contribution Amount multiplied by (B) the Insight Member’s Insight Owner Relative Pro Rata Percentage divided by (ii) the Reference Price, (c) a number of shares of Buyer Class V Voting Stock equal to the number of Common Units determined for such Insight Member pursuant to clause (a) and clause (b) of this definition, (d) a number of Series 2 RCUs equal to (i) 6,000,000 multiplied by (ii) the Insight Member’s Pro Rata Percentage (the amount calculated in clause (d), the Insight Member’s “Class A Series 2 RCU Consideration”), (e) a number of Series 1 RCUs equal to (i) 10,000,000 multiplied by (ii) the Insight Member’s Pro Rata Percentage (the amount calculated in clause (e), the Insight Member’s “Class A Series 1 RCU Consideration”) and (f) an amount in cash equal to (i) (A) the Adjusted Aggregate Cash Amount Attributable to Class A Units, multiplied by (B) the Insight Member’s Company Class A Unitholder Relative Cash Pro Rata Percentage, minus (ii) (A) the Insight Deemed Contribution Amount multiplied by (B) the Insight Member’s Insight Owner Relative Pro Rata Percentage; and (z) with respect to the Rollover Unitholder, (a) a number of Common Units equal to (i) (A) (1) the Adjusted Class A Estimated Merger Consideration, plus (2) (x) the Base Aggregate Cash Amount minus Seller Advisor Fees, multiplied by (y) the Aggregate Pro Rata Percentage Attributable to Class A Units, minus (z) $10,000,000, multiplied by (B) the Rollover Unitholder’s Company Class A Unitholder Relative Pro Rata Percentage divided by (ii) the Reference Price (the amount calculated in clause (a), such Rollover Unitholder’s “Class A Common Unit Consideration”), (b) a number of shares of Buyer Class V Voting Stock equal to the number of Common Units determined for such Company Class A Unitholder pursuant to clause (a) of this definition, (c) a number of Series 2 RCUs equal to (i) 6,000,000 multiplied by (ii) such Company Class A Unitholder’s Pro Rata Percentage (the amount calculated in clause (c), each such Company Class A Unitholder’s “Class A Series 2 RCU Consideration”), and (d) a number of Series 1 RCUs equal to (i) 10,000,000 multiplied by (ii) such Company Class A Unitholder’s Pro Rata Percentage (the amount calculated in clause (d), each such Company Class A Unitholder’s “Class A Series 1 RCU Consideration”).

“Company Indebtedness” means, without duplication, with respect to the Group Companies on a consolidated basis, all obligations (including all obligations in respect of principal, accrued and unpaid interest, penalties, breakage costs, fees and premiums and other costs and expenses associated with repayment or acceleration) of the Group Companies (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar Contracts or instruments, (c) for the deferred purchase price of assets, property, goods or services, business (other than trade payables incurred in the Ordinary Course of Business to the extent included in Net Working Capital) or with respect to any conditional sale, title retention, consignment or similar arrangements, (d) any obligation for a lease classified as a capital or finance Lease in the Financial Statements or any obligation capitalized or required to be capitalized in accordance with GAAP, (e) any letters of credit, bankers acceptances or other obligation by which any Group Company assured a creditor against loss, in each case to the extent drawn upon or currently payable, (f) for earn-out or contingent payments related to acquisitions or investments (assuming the maximum amount earned), including post-closing price true-ups, indemnifications and seller notes but excluding any such obligations incurred in connection with a Permitted Acquisition to the extent taken into account in the calculation of consideration of such Permitted Acquisition or that would constitute “Indebtedness” hereunder, (g) in respect of dividends declared or distributions payable but unpaid, (h) under derivative financial instruments, including hedges, currency and interest rate swaps and other similar Contracts, (i) all obligations with respect to any unpaid deferred compensation (including deferred compensation payable as deferred purchase price), plus the employer portion of any payroll Taxes incurred in respect of such obligations (determined as though all such obligations were payable as of the Closing Date), (j) all “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) that any Group Company has elected to defer pursuant to Section 2302 of the CARES Act, (k) all Taxes (including withholding Taxes) deferred pursuant to Internal Revenue Service Notice 2020-65 or any related or similar order or declaration from any Governmental Entity (including without limitation the Presidential Memorandum, dated August 8, 2020, issued by the President of the United States), (l) all Company Accrued Income Taxes, (m) in the nature of guarantees of the obligations described in clauses (a) through (l) above, and (n) for the avoidance of doubt, any obligations described in the foregoing clauses (a) through (m) above acquired in connection with the acquisition of a Person in a Permitted Acquisition. For the avoidance of doubt, Company Indebtedness will (x) be measured on a consolidated basis and exclude any intercompany Company Indebtedness among the Group Companies which are wholly-owned, (y) excluded deferred revenue and (z) exclude any items included as a current liability in the calculation of Net Working Capital and included in the calculation of Transaction Expenses.

“Company Optionholder Restricted Stock Consideration” means, with respect to each Company Optionholder, the sum of such Company Optionholder’s (a) Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options, plus (b) Company Optionholder Restricted Stock Consideration Attributable to Vested Company Options.

“Equityholder Representative Expense Amount” means $750,000, and any earnings on such amount, as such amount may be reduced from time to time by payments made therefrom in accordance with the terms hereof.

“Insight Owner Relative Pro Rata Percentage” means, with respect to the Insight Member and each Insight Blocker Owner, the aggregate number of Company Units held by such Insight Member or attributable to such Insight Blocker Owner, as the case may be, immediately prior to the Closing divided by the aggregate number of Company Units held by the Insight Member and all Insight Blockers immediately prior to the Closing.

“Pro Rata Percentage” means, (a) with respect to each Blocker and each Company Unitholder, the percentage equal to the product of (i) 100%, multiplied by (ii) the quotient of (A) the aggregate number of Company Units held by such Blocker or such Company Equityholder, as applicable, as of immediately prior to the Effective Time, divided by (B) the Fully Diluted Number; provided, that for purposes of this definition, the Pro Rata Percentage attributable to any Blocker shall be attributed to such Blocker’s Blocker Owner and the Pro Rata Percentage of any Blocker Owner shall be such Blocker Owner’s pro rata percentage on a fully-diluted basis of the Pro Rata Percentage of the Blocker owned by such Blocker Owner as calculated in accordance with this definition; and (b) with respect to each Company Optionholder, the percentage equal to the sum of such Company Optionholder’s (i) Pro Rata Percentage Attributable to Unvested Company Options and (ii) Pro Rata Percentage Attributable to Vested Company Options.

“Total Company Options” means the aggregate number of Company Options held by a Company Optionholder as of immediately prior to the Effective Time (assuming all applicable performance-based vesting criteria are met).

(c)            Section 1.1 of the Business Combination Agreement is hereby amended to delete the defined terms (i) “Closing Company Optionholder Merger Consideration,” (ii) “Company Cash-Out Option,” (iii) “Company Optionholder Cash Consideration,” (iv) “Company Optionholder Merger Consideration,” (v) “Company Rollover Options” and (vi) “Elliott Blocker Owners Relative Pro Rata Percentage.”

(d)            Section 1.1 of the Business Combination Agreement is hereby amended to replace the words “Series 1 RSUs” in the defined term “Closing Company Class B Unitholder Merger Consideration” with the words “Series 1 RCUs”.

(e)            Section 1.1 of the Business Combination Agreement is hereby amended to replace the words “Closing Company Class A Company Unitholder Merger Consideration” in the defined term “Company Class A Unitholder Merger Consideration” with the words “Closing Company Class A Unitholder Merger Consideration”.

(f)            Section 1.1 of the Business Combination Agreement is hereby amended to replace the words “Closing Company Class B Company Unitholder Merger Consideration” in the defined term “Company Class B Unitholder Merger Consideration” with the words “Closing Company Class B Unitholder Merger Consideration”.

(g)            Section 1.1 of the Business Combination Agreement is hereby amended to replace the words “delivered to holders of” in clause (vi) of the defined term “Pro Forma Buyer Class A Common Stock” with the words “Attributable to”.

(h)            Section 1.1 of the Business Combination Agreement is hereby amended to add “B-1” after the words “Company Optionholder” and before the words “Restricted Stock Consideration” in clause (ii) of the defined term “Pro Forma Buyer Class B-1 Common Stock”.

(i)            Section 1.1 of the Business Combination Agreement is hereby amended to add “B-2” after the words “Company Optionholder” and before the words “Restricted Stock Consideration” in clause (ii) of the defined term “Pro Forma Buyer Class B-2 Common Stock”.

(j)            Section 1.1 of the Business Combination Agreement is hereby amended to add “B-1” after the words “Company Optionholder” and before the words “Restricted Stock Consideration” in clause (ii) of the defined term “Pro Forma Buyer Class B-1 Common Stock”.

(k)            Section 1.1 of the Business Combination Agreement is hereby amended to replace the words “Buyer Class B Common Stock” in clause (c) of the defined term “Required Buyer Shareholder Voting Matters” with the words “Buyer Class B-1 Common Stock, Buyer Class B-2 Common Stock”.

(l)            Section 1.2 of the Business Combination Agreement is hereby amended to delete the references to “Cancelled Cash Portion”, “Cancelled Option Value” and “Total Individual Company Optionholder Merger Consideration” in the table and to add the following after the row for “Total Individual Blocker Merger Consideration”:

Total Individual Company Optionholder Unvested Option Merger Consideration	Section 3.1(c)(iii)(B)
Total Individual Company Optionholder Vested Option Merger Consideration	Section 3.1(c)(iii)(A)

(m)            Section 3.1(c)(iii) and Section 3.1(c)(iv) of the Business Combination Agreement are hereby amended and restated in their entirety as follows:

“(iii)      Company Options. At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party, all the Company Options that are issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled, shall cease to exist and shall no longer be outstanding and, upon such Company Optionholder’s execution of a Company Optionholder Letter of Transmittal, shall be converted into the right to receive (and upon such conversion pursuant to this Section 3.1(c)(iii) shall have no further rights with respect thereto):

(A)            With respect to each Company Optionholder who holds a Vested Company Option: (1) in the aggregate with respect to all such Vested Company Options held by such Company Optionholder, the Company Optionholder Vested Company Option Merger Consideration, (2) a portion of the distributions equal to such Company Optionholder’s respective Pro Rata Percentage of the Equityholder Representative Expense Account (if any), and (3) any cash in lieu of any fractional share (clauses (1) through (3) collectively, the “Total Individual Company Optionholder Vested Company Option Merger Consideration”); and

(B)            With respect to each Company Optionholder who holds an Unvested Company Option, (1) in the aggregate with respect to all such Unvested Company Options held by such Company Optionholder, the Company Optionholder Unvested Company Option Merger Consideration, and (2) a portion of the distributions equal to such Company Optionholder’s respective Pro Rata Percentage of the Equityholder Representative Expense Account (if any) in respect of the Unvested Company Options (clauses (1) and (2), together, the “Total Individual Company Optionholder Unvested Company Option Merger Consideration”). The Restricted Share Units and Company Optionholder Restricted Stock Consideration Attributable to Unvested Company Options delivered in accordance with this Section 3.1(c)(iii)(B) shall be subject to the same vesting terms as were applicable to the corresponding Company Options to which they relate, with shares subject to such Restricted Share Units settled on the later to occur of (x) the first Business Day following applicable vesting date, and (y) the expiration of any restrictions on transferability applicable to such shares; provided, that, notwithstanding the foregoing, shares subject to such Restricted Share Units shall be settled no later than two and one-half (2½) months following the last day of the fiscal year in which such vesting date occurs. For the avoidance of doubt, in no event will any Company Optionholder be entitled to receive Class A Common Stock Consideration or Company Optionholder Cash Consideration in respect of any Unvested Company Options.

(iv)            Notwithstanding anything herein to the contrary, the Cancelled Cash Portion as of the Effective Time shall be retained by Buyer, and such amount of cash shall be utilized by Buyer to redeem a pro-rata number of shares of Buyer Class A Common Stock held by each holder of Vested Company Options as of immediately following the Effective Time at a price per share price equal to the Reference Price. Any amount of cash shall be applied to redeem a number of shares of Buyer Class A Common Stock on a pro rata basis in respect of all holders of Vested Company Options, such proceeds delivered (i) first to the Company to fund any portion of the Applicable Withholding Amount that is not satisfied by the Company Optionholder Cash Consideration for Vested Company Options payable to such former holder of Vested Company Options at the Effective Time, and (ii) second directly to the former holders of Vested Company Options promptly following, but in all events within ten (10) Business Days following the date the Applicable Withholding Amount is remitted to the applicable taxing authorities. To the extent there is not sufficient cash to redeem a share of Buyer Class A Common Stock in full such amount of cash will be retained by the Buyer. Prior to Closing, the Company shall take all necessary or appropriate actions to effectuate the provisions of Sections 3.1(c)(iii), (iv) and (v) and all actions necessary so that the redemptions by Buyer set forth in this Section 3.1(c)(iv) may be effectuated without the consent of the former holders of Vested Company Options. The aggregate amount of cash and shares of Buyer Class A Common Stock, Buyer Class B-1 Common Stock and Buyer Class B-2 Common Stock delivered or deliverable pursuant to Sections 3.1(c)(iii), (iv) and (v) shall not exceed the applicable amounts that would have been delivered to all Company Optionholders if all of the Unvested Company Options were deemed to be Vested Company Options immediately before the Effective Time.”

(n)            Section 3.1(e) of the Business Combination Agreement is hereby amended to replace the words “in substantially the form attached hereto as Exhibit A (the “Company A&R LLCA”)” with the words “as the Company A&R LLCA”.

(o)            Section 3.2(a) of the Business Combination Agreement is hereby amended to replace the words “Equity Securities” with the words “Equity Interests” and to add a closing parenthesis at the end of the last sentence of such section, prior to the period.

(p)            Section 3.2(d) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(d)      Payment of Company Optionholder Merger Consideration. At the Effective Time, the Buyer shall (i) cause the Transfer Agent to provide to each Company Optionholder (A) evidence of book-entry shares representing the number of whole shares representing the aggregate Class A Common Stock Consideration Attributable to Vested Company Options and (B) evidence of book-entry shares representing the number of whole shares representing the aggregate Company Optionholder Restricted Stock Consideration, (ii) shall pay to the Surviving Company (A) cash in an amount equal to the aggregate Company Optionholder Cash Consideration for Vested Company Options and (B) the aggregate amount of cash payable to the Company Optionholders in lieu of any fractional share, and (iii)  provide each holder of Unvested Company Options a grant agreement evidencing each Restricted Share Unit granted in respect of such holder’s Unvested Company Options. Subject to Section 3.4, all payments of Closing Company Optionholder Vested Company Options Merger Consideration shall be made (without interest and net of the Applicable Withholding Amount) by or on behalf of the Surviving Company to each Company Optionholder who holds Vested Company Options, with the Applicable Withholding Amount applied in accordance with the Company’s standard payroll practices; provided, that the Company Optionholder Cash Consideration for Vested Company Options shall be utilized by the Company to first fund the Applicable Withholding Amount in respect of the Company Optionholder Vested Company Options Merger Consideration, and the amount of the Company Optionholder Cash Consideration for Unvested Company Options that would have been delivered to holders of Unvested Company Options shall be utilized by the Company applied in the manner prescribed in Section 3.1(c)(iv).”

(q)            Section 3.2(e)(i)(D) of the Business Combination Agreement is hereby amended to replace the words “Credit Facility” with the words “Credit Agreement”.

(r)            Section 3.4(a) of the Business Combination Agreement is hereby amended to add the words “Total Individual” before the words “Blocker Consideration” in the final sentence of such section.

(s)            Sections 3.5(d)(i)(A), 3.5(d)(i)(B), 3.5(d)(ii)(A) and 3.5(d)(ii)(B) of the Business Combination Agreement are hereby amended to add the words “Adjusted Class A Estimated Merger Consideration and the resulting” after the words “for purposes of determining the”.

(t)            Section 3.5(d)(i)(E) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(E)      the Company shall issue to each Company Optionholder who holds Vested Company Options, a number of shares of Buyer Class A Common Stock, plus cash in lieu of any fractional share as provided in Section 3.4(c), such that the aggregate number of shares of Buyer Class A Common Stock issued to such Company Optionholder pursuant to Section 3.1(c)(iii)(A) of this Agreement is equal to the number of shares of Buyer Class A Common Stock such Company Optionholder would have received on the Closing Date if the finally determined Merger Consideration, rather than the Estimated Merger Consideration, were used for purposes of determining the Adjusted Vested Company Option Estimated Merger Consideration and the resulting Closing Company Optionholder Vested Company Option Merger Consideration (and for the avoidance of doubt, without giving effect to the redemption pursuant to Section 3.1(c)(iv));”

(u)            Section 3.5(d)(ii)(E) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(E)      the Company shall cancel a number of shares of Buyer Class A Common Stock issued on the Closing Date to each Company Optionholder who holds Vested Company Options such that the aggregate number of shares of Buyer Class A Common Stock issued to such Company Optionholder pursuant to this Agreement and not so cancelled is equal to the number of shares of Buyer Class A Common Stock such Company Optionholder would have received on the Closing Date pursuant to Section 3.1(c)(iii)(A) of this Agreement if the finally determined Merger Consideration, rather than the Estimated Merger Consideration, were used for purposes of determining the Adjusted Vested Company Option Estimated Merger Consideration and the resulting Closing Company Optionholder Vested Company Option Merger Consideration;”

(v)            Section 3.8(b) of the Business Combination Agreement is hereby amended to replace the words “and Buyer Class B Common Stock” with the words “, Buyer Class B-1 Common Stock and Buyer Class B-2 Common Stock”.

(w)            Section 4.14(h) of the Business Combination Agreement is hereby amended to replace the words “Company Group” with the words “Group Company”.

(x)            Section 6.3(c) of the Business Combination Agreement is hereby amended to replace the words “and the Buyer Class B Common Stock” with the words “, the Buyer Class B-1 Common Stock and the Buyer Class B-2 Common Stock”.

(y)            The recitals of the Business Combination Agreement, the definition of “Backstop Agreement” and Sections 1.1, 4.9(a)(vii), 4.9(a)(xxv), 7.1(b)(xvi), 8.9, 8.13(a)(i) and 8.26 are hereby amended to replace the words “date hereof” with “Effective Date”.

2.            Rollover Unitholder. The Timothy I. Maudlin Revocable Trust, by executing and delivering a counterpart signature page to this Amendment, hereby consents in all respects to the treatment of the Class A Units held by such Person as the “Rollover Unitholder” as set forth in this Amendment. The Timothy I. Maudlin Revocable Trust represents and warrants to each of the Buyer, the Company and the Equityholder Representative that (a) such Person has all requisite power and authority to execute and deliver its consent to the treatment of the Class A Units held by such Person as contemplated by this Amendment and its counterpart signature to this Amendment, and no approval, consent, authorization or other action by, notice to, or filing with any other Person is necessary or required in connection with the execution and delivery of this Amendment by such Person or the performance of the transactions contemplated by the Business Combination Agreement; (b) the execution and delivery of this Amendment and the transactions contemplated by the Business Combination Agreement will not result in a breach or default under, or violate or conflict with, the trust deed or other fundamental documents establishing such Person’s legal existence, or any contract, agreement or obligation of such Person; and (c) this Amendment is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

3.            Miscellaneous; No Other Waivers or Amendments. The provisions of Sections 13.1 (Amendment and Waiver), 13.2 (Notices), 13.3 (Assignment), 13.4 (Severability), 13.5 (Interpretation), 13.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), 13.10 (Counterparts; Electronic Delivery), 13.12 (No Third-Party Beneficiaries), 13.14 (No Recourse) and 13.15 (Equitable Adjustments) shall apply to this Amendment mutatis mutandis. Except as specifically amended hereby, the Business Combination Agreement shall continue in full force and effect as written.

4.            Entire Agreement. The Amendment, together with all documents referenced herein, represents the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused the Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

CC NEUBERGER PRINCIPAL HOLDINGS I

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Authorized Signatory

COMPANY:

E2OPEN HOLDINGS, LLC

By:	/s/Michael Farlekas
Name: Michael Farlekas
Title: Chief Executive Officer

EQUITYHOLDER REPRESENTATIVE:

INSIGHT VENTURE PARTNERS, LLC

By:	/s/Andrew Prodomos
Name: Andrew Prodromos
Title: Authorized Signatory

[Signature page to Amendment No. 1 to Business Combination Agreement]

Acknowledged and Agreed:

ROLLOVER UNITHOLDER:

TIMOTHY I. MAUDLIN REVOCABLE TRUST

By:	/s/ Timothy I. Maudlin
Name: Timothy I. Maudlin
Title: Trustee

[Signature page to Amendment No. 1 to Business Combination Agreement]